SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 13, 2000
                                                 ------------------


                              AMTECH SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


          Arizona                    000-11412                   86-0411215
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)


131 South Clark Drive, Tempe, Arizona                               85281
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (480) 967-5146
                                                    --------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS.

On September 13, 2000, Amtech Systems, Inc. (the "Company") completed a $5 million private placement of common stock $.01 par value per share (the "Common Stock"), of the Company and five-year warrants (the "Warrants"). The proceeds of the private placement will be used to fund the Company's growth initiatives. The financing consisted of 383,000 shares of Common Stock at a purchase price of $13.75 per share and Warrants to purchase 38,300 shares of Common Stock at an exercise price of $15.12 per share. In connection with the issuance of the Common Stock and Warrants, the Company has granted the holders thereof certain registration rights pursuant to a Stock and Warrant Purchase Agreement.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Copies of the Form of Warrant and the Stock and Warrant Purchase Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. For additional discussion regarding this transaction, see also the Company's press release attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Exhibit No.                        Description
     -----------                        -----------
        10.1        Form of Warrant
        10.2        Stock and Warrant Purchase Agreement
        99.1 Amtech Systems, Inc. press release announcing the completion of a $5 million private placement

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        AMTECH SYSTEMS, INC.



Date: September 22, 2000                By /s/ Robert T. Hass
                                           -------------------------------------
                                           Robert T. Hass
                                           Vice President and Chief Financial
                                           Officer

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